UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 301

Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its strategic review of options to improve the cash flow profile of its business, on January 2, 2018, Gevo, Inc. (the “Company”) entered into an agreement (the “Separation Agreement”) with Mike Willis, the Company’s Chief Financial Officer, pursuant to which Mr. Willis will resign from his position with the Company, effective January 5, 2018 or such other date as mutually agreed (the “Termination Date”).

Pursuant to the Separation Agreement, Mr. Willis will be entitled to a lump sum payment of $200,000 from the Company and another lump sum payment equal to one hundred percent (100%) of the cost to continue his Company health care coverage pursuant to COBRA through June 30, 2018. The Separation Agreement also contemplates that the Company and Mr. Willis may enter into a consulting agreement pursuant to which Mr. Willis will provide certain advisory services to the Company.

Mr. Willis shall forfeit all restricted stock unit and stock option awards to the extent that his interests therein have not vested on or before the Termination Date. With respect to vested stock options that Mr. Willis is entitled to exercise, Mr. Willis’s right to exercise such stock options shall cease ninety (90) days after the Termination Date.

In addition, in connection with the Company’s cost reduction efforts, the Company’s Chief Executive Officer, Dr. Patrick Gruber, has volunteered and elected to reduce his 2018 annual base salary by 30% to $350,000 and will forgo any potential 2017 annual cash bonus.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated January 2, 2018, by and between Gevo, Inc. and Mike Willis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: January 3, 2018	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary